EXHIBIT 99

Contact:

For investors	–	Mona Zeehandelaar – phone: 215 231.1674

email: mona.zeehandelaar@radianmi.com

For the media	–	Emily Riley – phone: 215 231.1328

email: emily.riley@radianmi.com

Radian Reports Record Quarterly Earnings of $111.7 Million

PHILADELPHIA, Pa., July 16, 2003 — Radian Group Inc. (NYSE: RDN) today reported net income of $111.7 million for the second quarter of 2003, compared to $108.9 million in the second quarter of 2002. Net income per share was $1.18, compared to $1.12 in the second quarter of 2002. For the first six months of 2003, net income and net income per share were $216.4 million and $2.29 respectively, compared to $212.9 million and $2.20 in 2002.

Premiums written in the second quarter were $273.9 million, up 15% compared to $237.6 million in the second quarter of 2002. Mortgage insurance accounted for 69% of this total, while financial guaranty business represented 31%. Premiums earned in the second quarter were $255.0 million, an increase of 21% compared to $211.0 million in 2002. Net investment income for the quarter was $47.0 million, up 6% from $44.5 million a year ago. For the first six months of 2003, premiums written increased 14% to $526.3 million, premiums earned increased 15% to $481.1 million and net investment income grew 7% from the prior year, to $93.7 million.

“Radian achieved record earnings in the second quarter,” stated Chairman and CEO Frank P. Filipps. “Strong business volumes in both mortgage insurance and financial guaranty combined to produce a 15% increase in written premium, and a 21% jump in premiums earned. Our strategy to extend and expand our business platform continues to deliver solid, consistent results.”

Financial Guaranty

Financial guaranty net premiums written for the quarter were $83.7 million, compared to $73.3 million a year ago, which was led by significant new writings in the public finance reinsurance and structured product areas. Net premiums earned were $65.3 million, compared to $43.2 million last year. Insured net debt service outstanding at June 30, 2003 was $114.7 billion, compared to $102.4 billion a year ago.

Mortgage Insurance

New primary mortgage insurance written in the quarter was $18.1 billion, including $4.8 billion of structured and $13.3 of flow mortgage insurance. Primary mortgage insurance-in-force was $122.1 billion at June 30, 2003, compared to $111.4 billion a year ago. The delinquency rate on primary loans was 4.04%, compared to 4.06% at December 31, 2002, and 3.50% a year ago.

Mortgage Services

Net income per share for the second quarter included $0.13 per share from Radian’s mortgage services businesses, primarily C-BASS and Sherman Financial, compared to $0.15 per share for the same period last year.

Radian will hold a conference call to discuss the company’s second quarter results on Thursday, July 17, 2003, at 9:00 a.m. Eastern time. This call will be broadcast live over the Internet at www.firstcallevents.com/service/ajwz384158631gf12.html. A replay of the call will be available at this site approximately two hours after the live broadcast ends. Other statistical and financial information that is expected to be referred to during the conference call is available on Radian’s website under “Investor Information – Conference Calls” or can be accessed by clicking on www.radiangroupinc.com/RadianGroup/grp_invest_conf.asp.

Radian Group Inc. is a leading credit enhancement provider to the global financial and capital markets, headquartered in Philadelphia. Radian’s subsidiaries provide products and services through three business lines: financial guaranty, mortgage insurance and mortgage services. Additional information may be found at www.radiangroupinc.com.

The following is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

The statements contained in this release that are not historical facts are forward-looking statements. Actual results may differ materially from those projected in the forward-looking statements. These forward-looking statements involve risks and uncertainties, including but not limited to, the following risks: changes in the business practices of Fannie Mae and Freddie Mac; general economic developments such as extended national or regional economic recessions (or expansions), changes in housing values, interest rate changes or volatility; changes in investor perception of the strength of private mortgage insurers or financial guaranty providers, and risks faced by the businesses, municipalities or pools of assets covered by Radian’s insurance; the loss of significant customers with whom Radian has a concentration of its insurance in force; the potential for more severe or more frequent losses associated with certain Radian products that are riskier than traditional mortgage insurance and municipal guaranty insurance policies; material changes in persistency rates of Radian’s mortgage insurance policies; downgrades of the insurance financial-strength ratings assigned by the major ratings agencies to Radian’s operating subsidiaries; intense competition from others and from alternative products to private mortgage insurance and financial guaranty insurance; legislative and regulatory changes affecting demand for private mortgage insurance and financial guaranty insurance; changes in claims against mortgage insurance products resulting from the aging of Radian’s mortgage insurance policies; and changes in Radian’s ability to maintain sufficient reinsurance capacity in an increasingly concentrated reinsurance market. Investors are also directed to other risks discussed in documents filed by Radian with the Securities and Exchange Commission.

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Radian Group Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Thousands of dollars, except share amounts)	June 30 2003	December 31 2002	June 30 2002
Assets:
Cash and investments	$4,769,202	$4,222,296	$4,047,885
Investments in affiliates	282,765	259,120	223,284
Deferred policy acquisition costs	206,613	183,587	171,546
Prepaid federal income taxes	310,736	294,136	270,150
Other assets	483,642	434,266	382,376

Total assets	$6,052,958	$5,393,405	$5,095,241

Liabilities and stockholders’ equity:
Unearned premiums	$662,292	$618,050	$552,311
Reserve for losses	653,382	624,577	603,221
Short-term and long-term debt	717,291	544,145	544,110
Deferred federal income taxes	659,252	570,279	478,536
Other liabilities	334,737	282,919	323,554

Total liabilities	3,026,954	2,639,970	2,501,732

Preferred stock	$—	$—	40,000

Common stock	95	95	95
Additional paid-in capital	1,180,701	1,186,830	1,227,676
Retained earnings	1,720,843	1,508,138	1,301,006
Accumulated other comprehensive income	124,365	58,372	24,732

Total common stockholders’ equity	3,026,004	2,753,435	2,553,509

Total liabilities and stockholders’ equity	$6,052,958	$5,393,405	$5,095,241

Book value per share	$32.40	$29.42	$26.88

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Income

	Quarter Ended June 30		Six Months Ended June 30
(Thousands of dollars, except share data)	2003	2002	2003	2002
Revenues:
Net premiums written	$273,896	$237,610	$526,256	$462,248

Premiums earned	255,012	211,031	481,141	420,220
Net investment income	47,004	44,485	93,676	87,238
Equity in net income of affiliates	33,859	26,774	48,747	45,394
Other income	15,403	10,965	29,960	22,247

Total revenues	351,278	293,255	653,524	575,099

Expenses:
Provision for losses	95,540	57,576	163,298	115,003
Policy acquisition costs	31,368	25,603	62,385	49,050
Other operating expenses	56,565	44,500	101,006	89,245
Interest expense	9,652	7,239	18,236	14,393

Total expenses	193,125	134,918	344,925	267,691

Gains and losses:
Gain/Loss on disposition of investments	2,824	2,462	6,849	3,083
Change in fair value of derivative instruments	(4,829)	(5,764)	(12,727)	(9,006)

	(2,005)	(3,302)	(5,878)	(5,923)

Pretax income	156,148	155,035	302,721	301,485
Provision for income taxes	44,474	46,113	86,275	88,630

Net income	$111,674	$108,922	216,446	$212,855

Dividends to preferred stockholder	0	825	0	1,650

Net income available to common stockholders	$111,674	$108,097	216,446	$211,205

Net income per share	$1.18	$1.12	$2.29	$2.20

Weighted average shares outstanding (in thousands)	94,360	96,387	94,328	96,134

Radian Group Inc. and Subsidiaries

Segment Information

For the Quarter and Six Months Ended June 30, 2003

Mortgage Insurance	Quarter Ended June 30		Six Months Ended June 30
(Thousands of dollars)	2003	2002	2003	2002
Net premiums written	$190,227	$164,328	$354,999	$326,390

Premiums earned	$189,718	$167,873	$357,750	$336,912
Net investment income	26,753	26,963	54,582	52,814
Equity in net income of affiliates	—	—	—	—
Other income	7,817	4,393	14,416	8,410

Total revenues	224,288	199,229	426,748	398,136

Expenses
Provision for losses	76,037	47,318	130,204	92,416
Policy acquisition costs	17,444	17,326	34,923	32,898
Other operating expenses	33,188	27,248	62,596	56,054
Interest expense	5,562	4,633	10,662	8,675

Total expenses	132,231	96,525	238,385	190,043

Gains and losses
Gain/Loss on disposition of investments	475	2,423	865	3,383
Change in fair value of derivative instruments	3,558	(3,039)	(26)	(4,314)

Total gains and losses	4,033	(616)	839	(931)

Pretax income	96,090	102,088	189,202	207,162
Income tax provision	25,904	28,439	51,358	57,387

Net income	$70,186	$73,649	$137,844	$149,775

Assets	$3,626,022	$3,114,928
Deferred policy acquisition costs	76,404	79,243
Reserve for losses	490,579	475,288
Unearned premiums	108,819	94,402
Equity	1,689,161	1,539,185

Radian Group Inc. and Subsidiaries

Segment Information

For the Quarter and Six Months Ended June 30, 2003

Mortgage Services	Quarter Ended June 30		Six Months Ended June 30
(Thousands of dollars)	2003	2002	2003	2002
Net premiums written
Premiums earned
Net investment income	$2	$11	$36	$54
Equity in net income of affiliates	28,345	26,909	43,289	45,413
Other income	6,424	6,310	12,785	13,006

Total revenues	34,771	33,230	56,110	58,473

Expenses
Provision for losses	—	—	—	—
Policy acquisition costs	—	—	—	—
Other operating expenses	13,063	9,461	20,224	16,699
Interest expense	861	477	1,473	985

Total expenses	13,924	9,938	21,697	17,684

Gains and losses
Gain/Loss on disposition of investments	(1,037)	857	(918)	789
Change in fair value of derivative instruments	27	—	27	—

Total gains and losses	(1,010)	857	(891)	789

Pretax income	19,837	24,149	33,522	41,578
Income tax provision	7,925	9,660	13,399	16,632

Net income	$11,912	$14,489	$20,123	$24,946

Assets	$272,263	$216,852
Deferred policy acquisition costs
Reserve for losses
Unearned premiums
Equity	220,753	174,689

Radian Group Inc. and Subsidiaries

Segment Information

For the Quarter and Six Months Ended June 30, 2003

Financial Guaranty	Quarter Ended June 30		Six Months Ended June 30
(Thousands of dollars)	2003	2002	2003	2002
Net premiums written	$83,669	$73,282	$171,257	$135,858

Premiums earned	$65,294	$43,158	$123,391	$83,308
Net investment income	20,249	17,511	39,058	34,370
Equity in net income (loss) of affiliates	5,514	(135)	5,458	(19)
Other income	1,162	262	2,759	831

Total revenues	92,219	60,796	170,666	118,490

Expenses
Provision for losses	19,503	10,258	33,094	22,587
Policy acquisition costs	13,924	8,277	27,462	16,152
Other operating expenses	10,314	7,791	18,186	16,492
Interest expense	3,229	2,129	6,101	4,733

Total expenses	46,970	28,455	84,843	59,964

Gains and losses
Gain/Loss on disposition of investments	3,386	(818)	6,902	(1,089)
Change in fair value of derivative instruments	(8,414)	(2,725)	(12,728)	(4,692)

Total gains and losses	(5,028)	(3,543)	(5,826)	(5,781)

Pretax income	40,221	28,798	79,997	52,745
Income tax provision	10,645	8,014	21,518	14,611

Net income	$29,576	$20,784	$58,479	$38,134

Assets	$2,154,673	$1,763,462
Deferred policy acquisition costs	130,209	92,303
Reserve for losses	162,803	127,933
Unearned premiums	553,473	457,909
Equity	1,116,090	839,636

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Six Months Ended and as of June 30, 2003

	Quarter Ended June 30		Six Months Ended June 30
(Thousands of dollars, except ratios)	2003	2002	2003	2002
New insurance written-flow ($millions)	13,267	8,503	23,856	17,562
New insurance written-structured ($millions)	4,859	1,644	15,546	6,448
Total primary new insurance written	18,126	10,147	39,402	24,010
Primary risk written ($millions)	4,549	2,501	9,933	6,092
Pool risk written ($millions)	502	35	565	121
Direct claims paid ($thousands)
Prime	32,271	24,099	56,334	44,125
Non-Prime:
Alt A	12,091	5,977	20,699	10,616
A Minus and below	17,169	6,591	31,104	12,930
Seconds	6,336	2,584	13,042	8,549

Total	67,867	39,251	121,179	76,220
Average claim paid	27.8	26.3	26.5	26.4
Loss ratio—GAAP Basis	40.1%	28.2%	36.4%	27.4%
Expense ratio—GAAP Basis	26.7%	25.5%	27.3%	26.4%

	66.8%	53.7%	63.7%	53.8%

Persistency (twelve months ended June 30)	52.0%	59.3%
Percentage of primary new insurance written:
Monthlies	85%	98%	90%	96%
Refinances	53%	44%	55%	40%
95% LTV and above	23%	37%	18%	37%
ARMs	24%	26%	38%	20%

	June 30 2003	December 31 2002	June 30 2002
Direct primary insurance in force ($millions)	122,086	110,273	111,424
Direct primary risk in force ($millions)	27,815	26,273	26,716
GSE pool risk in force ($millions)	1,212	1,218	1,222
Total pool risk in force ($millions)	2,340	1,732	1,745

Primary insurance:
Prime:
Number of insured loans	683,734	698,910	749,065
Number of loans in default	20,889	21,483	20,012
Percentage of loans in default	3.06%	3.07%	2.67%

Non-Prime:
Alt A
Number of insured loans	120,943	102,839	85,018
Number of loans in default	5,272	5,300	3,790
Percentage of loans in default	4.36%	5.15%	4.46%

A Minus and below
Number of insured loans	112,646	79,871	71,503
Number of loans in default	10,941	9,005	7,853
Percentage of loans in default	9.71%	11.27%	10.98%

Total Prime and Non-Prime
Number of insured loans	917,323	881,620	905,586
Number of loans in default	37,102	35,788	31,655
Percentage of loans in default	4.04%	4.06%	3.50%

Pool insurance:
Number of insured loans	599,428	593,405	795,412
Number of loans in default	5,554	6,554	7,353
Percentage of loans in default	0.93%	1.10%	0.92%
Risk to capital ratio	11.5:1	11.5:1	13.7:1

Radian Group Inc.

Financial Guaranty Insurance Supplemental Information

For the Quarter and Six Months Ended and as of June 30, 2003

	Quarter Ended June 30		Six Months Ended June 30
(Thousands of dollars, except ratios)	2003	2002	2003	2002
Net Premiums Written:
Public finance direct	11,280	15,956	21,548	30,540
Public finance reinsurance	24,019	7,212	47,550	23,194
Structured direct	19,892	21,669	37,702	29,684
Structured reinsurance	13,364	15,256	27,732	30,970
Trade credit	15,114	13,189	36,725	21,470

	83,669	73,282	171,257	135,858
Net Premiums Earned:
Public finance direct	4,388	3,314	8,275	6,833
Public finance reinsurance	12,775	10,840	23,853	18,505
Structured direct	20,062	8,944	38,474	15,499
Structured reinsurance	13,066	12,565	25,349	27,605
Trade credit	15,003	7,495	27,440	14,866

	65,294	43,158	123,391	83,308
Loss ratio—GAAP Basis	29.9%	23.8%	26.8%	27.1%
Expense ratio—GAAP Basis	37.1%	37.2%	37.0%	38.0%

	67.0%	61.0%	63.8%	65.1%

Refundings included in earned premium	3,296	3,264	4,905	3,903

	June 30 2003	December 31 2002	June 30 2002
Capital and surplus	767,856	581,185	496,019
Contingency reserve	306,773	319,648	337,629

Qualified statutory capital	1,074,629	900,833	833,648
Unearned premium reserve	658,738	604,942	551,034
Loss and loss expense reserve	84,626	84,096	73,774

Total policyholders’ reserves	1,817,993	1,589,871	1,458,456
Present value of installment premiums	452,976	400,140	381,992
Reinsurance and soft capital facilities	125,000	165,000	155,000

Total claims paying resources	2,395,969	2,155,011	1,995,448

Net debt service outstanding	114,744,064	104,755,801	102,362,692

Capital leverage ratio (1)	107	116	123
Claims paying leverage ratio (2)	48	49	51

(1)	Net debt service outstanding divided by qualified statutory capital
(2)	Net debt service outstanding divided by total claims paying resources